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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):     January 7, 1997



                            MORGAN STANLEY GROUP INC.
             (Exact name of registrant as specified in its charter)




            Delaware                    1-9085                 13-2838811
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
incorporation or organization)          Number)           Identification Number)

                     1585 Broadway, New York, New York 10036
           (Address of principal executive offices including zip code)



       Registrant's telephone number, including area code: (212) 761-4000
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ITEM 5.  OTHER EVENTS

         Attached and incorporated herein by reference as Exhibit 99 is a press release (1) summarizing the financial results of Morgan Stanley Group Inc. (the "Company") for the three-month periods ended November 30, 1996 and 1995, for the twelve-month period ended November 30, 1996 and for the ten-month and twelve-month (annualized) periods ended November 30, 1995, (2) announcing the declaration by the Company's Board of Directors of an increase in the regular quarterly cash dividend to 20 cents per common share and (3) announcing the authorization by the Company's Board of Directors of the purchase, subject to market and other conditions, of an additional $400 million of the Company's Common Stock.

ITEM 7(c).  EXHIBITS

99. Press release dated January 7, 1997 (1) summarizing the financial results of the Company for the three-month periods ended November 30, 1996 and 1995, for the twelve-month period ended November 30, 1996 and for the ten-month and twelve-month (annualized) periods ended November 30, 1995, (2) announcing the declaration by the Company's Board of Directors of an increase in the regular quarterly cash dividend to 20 cents per common share and (3) announcing the authorization by the Company's Board of Directors of the purchase, subject to market and other conditions, of an additional $400 million of the Company's Common Stock.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        MORGAN STANLEY GROUP INC.
                                        Registrant




                                        /s/ Patricia A. Kurtz
                                        -----------------------------------
                                            Patricia A. Kurtz
                                            Assistant Secretary




Date:  January 7, 1997
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                                Index to Exhibits



Exhibit No.          Description
-----------          -----------

99. Press release dated January 7, 1997 (1) summarizing the financial results of the Company for the three-month periods ended November 30, 1996 and 1995, for the twelve-month period ended November 30, 1996 and for the ten-month and twelve-month (annualized) periods ended November 30, 1995, (2) announcing the declaration by the Company's Board of Directors of an increase in the regular quarterly cash dividend to 20 cents per common share and
                     (3) announcing the authorization by the Company's Board of Directors of the purchase, subject to market and other conditions, of an additional $400 million of the Company's Common Stock.